Exhibit 99.2
Transtar Intermediate
Holdings #2, Inc.
Consolidated Financial Statements
For the Six Month Period
Ended June 30, 2006

TRANSTAR INTERMEDIATE HOLDINGS #2, INC.
CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
TABLE OF CONTENTS

Page
Number
Consolidated Balance Sheets	3

Consolidated Statements of Income	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6-8

TRANSTAR INTERMEDIATE HOLDINGS #2, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands)

	As of
	June 30,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS
Cash	$770	$555
Accounts receivable, net of allowances for returns and doubtful accounts of $1,008 and $1,124 at June 30, 2006 and December 31, 2005, respectively	38,724	29,482
Inventories	51,003	63,317
Prepaid income taxes	—	753
Prepaid expenses and other current assets	3,100	1,672

Total current assets	93,597	95,779

PROPERTY, PLANT AND EQUIPMENT, Net of accumulated depreciation and amortization	2,644	2,316

DEFERRED LOAN COSTS	419	559

OTHER ASSETS	189	176

DEFERRED INCOME TAXES	158	324

TOTAL ASSETS	$97,007	$99,154

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Revolving credit facilities	$37,207	$52,794
Current maturities of capital leases and other financing	604	638
Accounts payable	22,303	17,219
Accrued liabilities	4,920	5,007
Income taxes payable	884	—
Deferred income taxes	2,156	2,156

Total current liabilities	68,074	77,814

TERM LOAN — Less current portion	1,000	1,182

CAPITAL LEASE OBLIGATIONS AND OTHER FINANCING — Less current portion	320	478

OTHER LIABILITIES	460	376

DEFERRED INCOME TAXES	36	36

Total liabilities	69,890	79,886

STOCKHOLDER’S EQUITY
Common stock, $0.01 par value — 1,000 shares authorized, issued and outstanding	—	—
Additional paid-in capital	4,000	4,000
Retained earnings	21,794	14,778
Accumulated other comprehensive income	1,323	490

Total stockholder’s equity	27,117	19,268

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$97,007	$99,154

See notes to the consolidated financial statements

TRANSTAR INTERMEDIATE HOLDINGS #2, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands)

	For the Six Months
	Ended June 30,
	2006	2005
NET SALES	$139,309	$110,656

COSTS AND EXPENSES
Cost of sales	98,143	78,236
Warehouse, delivery, selling, and general and administrative	27,698	22,803

OPERATING INCOME	13,468	9,617

INTEREST EXPENSE	(2,053)	(1,676)

OTHER INCOME (EXPENSE)	29	(356)

INCOME BEFORE INCOME TAXES	11,444	7,585

INCOME TAX EXPENSE	(4,429)	(1,426)

NET INCOME	$7,015	$6,159

See notes to the consolidated financial statements

TRANSTAR INTERMEDIATE HOLDINGS #2, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(Dollars in thousands)

	For the Six Months Ended
	June 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,015	$6,159
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	366	223
Allowances for returns and doubtful accounts	(125)	151
Amortization of deferred loan costs	140	155
Deferred income taxes	179	1,435
Changes in operating assets and liabilities:
(Increase)/decrease in accounts receivable	(8,694)	(5,184)
(Increase)/decrease in inventories	13,083	(1,858)
(Increase)/decrease in prepaids and other assets	(627)	(429)
Increase/(decrease) in accounts payable	4,817	(1,359)
Increase/(decrease in accrued liabilities	751	590
Increase/(decrease) in other liabilities	85	(8)

Net cash provided by operating activities	16,990	(125)

CASH FLOW FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(651)	(434)

Net cash used in investing activities	(651)	(434)

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from revolver borrowings	115,371	102,031
Payments made on revolver borrowings	(131,041)	(101,491)
Payments made on term loan borrowings	(182)	(362)
Payments made on capital leases	(203)	(66)
Dividends paid	—	(631)

Net cash used in financing activities	(16,055)	(519)

EFFECT OF EXCHANGE RATE ON CASH	(69)	307

NET INCREASE/(DECREASE) IN CASH	215	(771)

CASH — Beginning of the year	555	2,650

CASH — End of the period	$770	$1,879

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid during the period	$1,922	$1,543

Income taxes paid during the period	$2,627	$2

NON-CASH ITEMS:
Acquisition through capital lease	$6	$372

See notes to the consolidated financial statements

Transtar Intermediate Holdings #2, Inc.
Notes to Consolidated Financial Statements
June 30, 2006
(Unaudited)
1.	Consolidated Financial Statements

The consolidated financial statements included herein are unaudited. The Consolidated Balance Sheet at December 31, 2005 is derived from the audited financial statements at that date. Transtar Intermediate Holdings #2, Inc. (the “Company”) believes that the disclosures included herein are adequate and make the information not misleading. However, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). In the opinion of management, the unaudited condensed consolidated financial statements included herein contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position, the cash flows and the results of operations for the periods presented. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the years ended December 31, 2005 and 2004 included in this filing on Form 8-K. The results reported herein may not necessarily be indicative of the results of the Company’s operations for the full year.

2.	Principles of Consolidation

Effective April 2006, the Company became a wholly owned subsidiary of Transtar Holdings #2, LLC, which is a wholly owned subsidiary of Transtar Holdings, LLC (collectively “Transtar”), an equity investment of H.I.G. Transtar, Inc. (“H.I.G. Transtar”) and certain members of management. The consolidated financial statements include the accounts of the Company, a Delaware corporation and its wholly owned direct subsidiary, Transtar Metals Holdings, Inc. (“Transtar Metals”). Transtar Metals subsidiaries include Transtar Inventory Corp., Transtar Metals Corp. (previously Transtar Metals Acquisition Corp.), Transtar Metals Limited (a UK corporation) (previously Tiernay Metals Limited), Tiernay Transtar Metals SA (a French corporation formed in 2004, which is a wholly owned subsidiary of Transtar Metals Limited) and Transtar Marine Corp.

3.	Impact of Recently Issued Accounting Principles

On July 13, 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes: an interpretation of FASB Statement (“FAS”) No. 109” (“FIN No. 48”). This interpretation clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with FAS No. 109, “Accounting for Income Taxes.” FIN No. 48 prescribes a recognition threshold and measurement principles for financial statements of tax positions taken or expected to be taken on a tax return. This interpretation is effective for fiscal years beginning after December 15, 2006. The Company has not yet determined the impact this interpretation will have on its consolidated financial position and results of operations.

In September 2006 the FASB issued FAS No. 157, “Fair Value Measurement” (“FAS No. 157”). Among other items, FAS No. 157 was issued to eliminate the diversity in practice that exists due to the different definitions of fair value and the limited guidance in applying these definitions. FAS No. 157 encourages entities to combine fair value information disclosed under FAS No. 157 with other accounting pronouncements, including FAS No. 107, “Disclosures about Fair Value of Financial Instruments”, where applicable. The guidance in this statement applies to derivatives and other financial instruments measured at fair value under FAS No. 133, “Accounting for

Derivative Instruments and Hedging Activities”, at initial and in all subsequent periods. FAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company has not yet determined the impact this interpretation will have on its consolidated financial position and results of operations.

4.	Debt

Effective April 2006, the Transtar Metals Corp. and Transtar Inventory Corp. financing agreement was amended to: (a) increase the revolving credit from $57,675,000 to $68,000,000, (b) increase the sub-limit for aggregate advances against Eligible Inventory from $35,000,000 to $42,000,000, and (c) extend the deadline for the Company’s delivery of their audited financial statements from 90 days to 120 days after each fiscal year end.

The Transtar Metals Limited Credit Facility was terminated on February 14, 2006 pursuant to a cancellation notice given by the Company on November 14, 2005. There were no other changes to the terms of any debt arrangements of the Company during the six months ended June 30, 2006.

5.	Inventories

At June 30, 2006 and December 31, 2005, approximately 64.8% and 70.2%, respectively, of consolidated inventories are stated on the basis of last-in, first-out (“LIFO).

Final inventory valuations under the LIFO method can only be made at the end of each fiscal year based on the actual inventory levels and costs at that time. Accordingly, interim LIFO amounts, including those at June 30, 2006 and 2005, are based on management’s estimates of year-end inventory levels and costs. Since future estimates of inventory levels and costs are subject to certain forces beyond the control of management, interim financial results are subject to fiscal year-end LIFO inventory calculations.

If the first-in, first-out method had been used, these inventories would have been $9.0 million and $8.4 million higher at June 30, 2006 and December 31, 2005, respectively. Income taxes would become payable on any realization of this excess from reductions in the level of the Company’s inventories.

6.	Related Party Transactions

H.I.G. Transtar charged the Company management fees in the amount of $1.2 and $0.4 million for the six months ended June 30, 2006 and 2005, respectively. These amounts are included in the consolidated statement of income as a general and administrative expense.

7.	Property, Plant and Equipment

Property, plant and equipment consisted of the following (in thousands):

	June 30,	December 31,
	2006	2005
Leasehold improvements	$174	$162
Machinery and equipment	2,257	1,785
Transportation equipment	19	9
Furniture and fixtures	406	263
Computer equipment	1,175	958

Property, plant and equipment, at cost	4,031	3,177
Less accumulated depreciation and amortization	(1,387)	(861)

Property, plant and equipment, net	$2,644	$2,316

8.	Stock Based Compensation

The Company adopted Statement of Financial Accounting Standards No. 123R, “Share-Based Payments” effective January 1, 2006 using the modified prospective approach. This Statement requires that the compensation cost of share-based payment transactions be recognized in financial statements over the periods which services are rendered based on the fair value of the equity or liability instruments issued as measured on the date of grant. For prior years, the Company elected to account for stock-based employee compensation using the intrinsic value accounting method specified in Accounting Principles Board No. 25, “Accounting for Stock Issued to Employees” and Financial Accounting Standards Board Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation.” For the six months ended June 30, 2006 and 2005, the result of applying the fair value based method on stock-based employee compensation approximated the result of applying the intrinsic value method. There was no stock-based compensation recorded during the six months ended June 30, 2006 and 2005.

During 2003 and 2005, Transtar Metals, Transtar, and H.I.G. Transtar, entered into Executive Securities Agreements (“Agreements”) with certain executives of the Company (“Executives”), pursuant to which the Transtar Metals granted Executives Class A Units of Transtar and Transtar granted Executives Class B Units of Transtar.

Class A Units

During 2005, Transtar Metals granted 276,000 Class A Units to the Executives at no cost for services rendered to the Company prior to December 31, 2004. The Class A Units were fully vested at the date of grant. The Company recognized $521,000 relating to stock-based compensation for the Class A Units in the year ended December 31, 2004.

Class B Units
During 2003 and 2005, Transtar granted Executives 390,000 Class B Units at no cost. The vesting of the Class B Units is contingent upon the sale of the Company. As such, no compensation was recorded at the time of grant through June 30, 2006. In August 2006, all of the Class B Units currently held by the Executives were modified, in anticipation of the pending sale of the Company, in order to address certain income tax features related to the awards.

There were no additional grants, vesting, forfeitures or modifications of stock awards during the six month period ended June 30, 2006.

In connection with the Transtar Holding, LLC Agreement, as amended and restated, Transtar was obligated at the time of a sale of Transtar Metals to issue at least 600,000 (as adjusted for Unit splits and dividends) Class B Units to certain employees of Transtar Metals and its subsidiaries if not done so prior to the sale. Subsequent to the sale of the Company discussed in Note 9, the rights to receive additional Class B Units were waived in lieu of cash payments made by Transtar to the employees.

9.	Subsequent Event

On September 5, 2006, A.M. Castle & Co. (“Castle”) purchased all of the outstanding common stock of the Company for $173.3 million pursuant to a Stock Purchase Agreement dated August 12, 2006. Approximately $30.9 million of these proceeds were used to pay off the remaining debt under the Transtar Metals Corp. and Transtar Inventory Corp. financing agreement. In addition, $18 million of the proceeds were placed into escrow to satisfy H.I.G. Transtar’s indemnification obligations, if any, under the Stock Purchase Agreement.

Included in general and administrative expenses for the six months ended June 30, 2006 are approximately $1.1 million of one-time costs related to this transaction.